Exhibit 99.1

MOJO DATA SOLUTIONS, Inc. ADDS OFFICERS AND DIRECTORS

NEW MANAGEMENT PROVIDES NEW VISION AND DIRECTION

Cedar Hill, TX, - MOJO Data Solutions, Inc. (MJDS) has brought on board new officers and directors. MOJO DATA SOLUTIONS has added Wade Decker and Noe Lopez, Sr. as its new Board of Directors and as its officers. Current Chairman and CEO Daniel Sobolewski will be resigning his positions with the company.

“We are excited to add these two gentlemen to the company and look forward to their thoughts and suggestions, moving forward, on how we can increase shareholder value.” says Daniel Sobolewski, current Chairman/CEO of MOJO Data Solutions, Inc. (MJDS)

About Wade Decker - Mr. Decker is a highly driven, performance-focused leader in the energy and facilities market space, with a diversity of experience and interests in both for-profit business and non-profit organizations. In 1984, at the age of 24, Mr. Decker founded Decker Mechanical, Inc. (DMI) a Dallas based mechanical contracting firm specializing in large, complex projects such as chilled and hot water system renovations and time sensitive projects. Mr. Decker is responsible for the day-to-day operations and overall strategic direction of the company. DMI Is known as one of the oldest mechanical contracting firms in DFW under one management, and consistently is rated as a top contractor by customers.

Mr. Decker founded and/or served as a board of director of several companies including E3 Entegral Solutions, Inc., NorthStar Builders Group (2012-2016), DFW Aviation Group, LLC, and NorthStar Water Logic, LLC. Mr. Decker is also involved in some non-profit organizations, such as Emergency Volunteers Project, an organization providing first responder (fire & life safety) personnel to Israel during emergency or disaster events.

About Noe Lopez, Sr. - Mr. Lopez is the owner of multiple businesses and has over 25 years of experience, specializing in technology development. Mr. Lopez was recruited by Wal-Mart in 1993 and lead the startup of multiple operations for Wal-Mart International in over 15 countries. Following his time with the retail giant, Mr. Lopez provided similar services across multiple continents for Reliance Industries in 2007 and WW Grainger in 2010.

In 2012, Mr. Lopez became the President of NorthStar Water Logic where he led ground-breaking development of proprietary technology for cleaning contaminated production water, initially with a focus on cleaning flow-back water and fluids in the Texas oil fields.

With over 25 years of corporate executive leadership, Mr. Lopez has taken his experience to grow Joshua Mechanical Services, LLC, a procurement and Industrial equipment service company he founded in 2015, to a $5,000,000 a-year-business.

Mr. Lopez is a developer and inventor of patented and multiple patent-pending technologies and processes that range from oil and gas solutions, animal health, and vegetation soil remediation. He holds degrees in Psychology, Business, and Logistics.

Mr. Decker and Mr. Lopez are co-founders and officers of TWL Water Technologies, LLC, which has rights to patents and patent-pending water technologies that Mr. Lopez and Mr. Decker have been developing for the complete restoration and renewal of contaminated bodies of water. http://www.twlwater.com.

Disclosure Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate", "project", "intend", "forecast", "anticipate", "plan", "planning", "expect", "believe", “will”, “will likely", "should", "could", "would", "may,” “potential”, “opportunity”, “desire” or words or expressions of similar meaning. Such statements are not guarantee of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, and domestic or global economic conditions -- activities of competitors and the presence of new or additional competition and conditions of equity markets.

Contact :  Noe Lopez Sr

Email: office@twloilfield.com

Phone : 877-553-1004 /469-747-4640